As filed with the Securities and Exchange Commission on August 22, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2003

B&G Foods, Inc. (Exact name of Registrant as specified in its charter)

Delaware	333-39813	13-3916496
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Gatehall Drive, Suite 110, Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (973) 401-6500

Item 2. Acquisition or Disposition of Assets.

B&G Foods, Inc. (the "Company") is filing this Current Report on Form 8-K to report the acquisition by its wholly-owned subsidiary of the assets (the "Assets") of the Ortega® brand from Nestle Prepared Foods Company, a Pennsylvania corporation ("Seller").

On August 21, 2003, O Brand Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("O Brand"), acquired the Assets pursuant to an Asset Purchase Agreement (as amended, modified or supplemented, the "Purchase Agreement") dated as of July 29, 2003 by and among Seller, O Brand and the Company for approximately $116 million in cash (subject to adjustment as provided in the Purchase Agreement) and certain assumed liabilities. The Purchase Agreement has been filed as Exhibit 2.1 to this report and is incorporated by reference herein.

As part of the acquisition, O Brand acquired a manufacturing and production facility in Stoughton, Wisconsin, including the underlying land, all improvements, buildings and structures thereon and the fixtures and equipment located thereon and therein, together with all appurtenances thereto, which was used to produce Ortega® taco and tostada shells, taco seasonings, sauces and dinner kits.  O Brand intends to continue using the facility and related assets in such a manner.

The acquisition of the Assets was financed with borrowings under the Company's newly amended and restated $200 million senior secured credit facility entered into on August 21, 2003, of which (i) $150 million was pursuant to an Amended and Restated Term Loan Agreement (the "Amended and Restated Term Loan Agreement") among B&G Foods Holdings Corp., the Company, as borrower, the several banks and other financial institutions or entities from time to time parties to such agreement, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Administrative Agent, and the Other Agents named therein, and (ii) $50 million was pursuant to an Amended and Restated Revolving Credit Agreement (the "Amended and Restated Revolving Credit Agreement") among B&G Foods Holdings Corp., the Company, as borrower, the several banks and other financial institutions or entities from time to time parties to such agreement, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Administrative Agent, and the Other Agents named therein. The proceeds of the Amended and Restated Term Loan Agreement and of certain drawings under the Amended and Restated Revolving Credit Agreement were used (i) to discharge the Company's remaining obligations under the Term Loan Agreement dated as of March 15, 1999 among B&G Foods Holdings Corp., the Company, as borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc., as Arranger, The Bank of New York, as Documentation Agent, Heller Financial, Inc., as Co-Documentation Agent, and Lehman Commercial Paper, Inc., as Syndication Agent and Administrative Agent, (ii) to pay the purchase price under the Purchase Agreement and (iii) to pay related transaction fees and expenses. Copies of the Amended and Restated Term Loan Agreement and Amended and Restated Revolving Credit Agreement will be filed as exhibits to the Company's quarterly report on Form 10-Q for the quarterly period ending on September 27, 2003.

The Company announced the acquisition in a press release dated August 21, 2003, a copy of  which is being filed as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

* (a) Financial Statements of Business Acquired.

* (b) Pro Forma Financial Information.

(c) Exhibits

Exhibit Number	Description

2.1

Asset Purchase Agreement dated as of July 29, 2003 by and among Nestle Prepared Foods Company (formerly known as Nestle USA - Prepared Foods Division, Inc.), O Brand Acquisition Corp. and B&G Foods, Inc.

99.1	Press Release dated August 21, 2003.

__________________
*	These items will be filed by a supplementary filing within the time period specified by the rules promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: August 22, 2003	By: /s/ Robert C. Cantwell
Robert C. Cantwell Executive Vice President of Finance and Chief Financial Officer

EXHIBITS INDEX
Exhibit Number	Description

2.1

Asset Purchase Agreement dated as of July 29, 2003 by and among Nestle Prepared Foods Company (formerly known as Nestle USA - Prepared Foods Division, Inc.), O Brand Acquisition Corp. and B&G Foods, Inc.

99.1	Press Release dated August 21, 2003.